SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           Top Air Manufacturing, Inc.
             (Exact name of registrant as specified in its charter)

             IOWA                                       42-1155462
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                     Identification No.)

      317 Savannah Park Road
         Cedar Falls, Iowa                                50613
(Address of Principal Executive Offices)                (Zip Code)

                  Top Air Manufacturing, Inc. Stock Option Plan
                            (Full title of the Plan)

                                 Steven R. Lind
                      President and Chief Executive Officer
                           Top Air Manufacturing, Inc.
                             317 Savannah Park Road
                             Cedar Falls, Iowa 50613
                     (Name and address of agent for service)

                                 (319) 268-0473
                        (Telephone number, including area
                           code, of agent for service)

                        Copies of all correspondence to:
                             Robert H. Wexler, Esq.
                            Gallop, Johnson & Neuman
                             Interco Corporate Tower
                              101 South Hanley Road
                            St. Louis, Missouri 63105


                         CALCULATION OF REGISTRATION FEE

                                                Proposed         Proposed
Title of                                        maximum          maximum
securities      Amount          Offering        aggregate        amount of
to be           to be           price           offering         registra-
registered      registered(1)   per share(2)    price            tion fee
----------      ----------      ---------       -----------      --------

Common Stock    175,000         $1.59            $278,250         $84.32
no par value

(1) Represents maximum number of new shares available for issuance under the Plan.
(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (Small-Cap Market) on March 24, 1997.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant  to  Instruction  E to this  Form  S-8,  the  contents  of the
previous   registration   statement   on  Form  S-8  relating  to  the  Top  Air
Manufacturing, Inc., Stock Option Plan (File #33-74378) are incorporated herein by this reference.

Item 8.  Exhibits

         The following exhibits are filed as part of this registration statement or incorporated by reference herein.

Exhibit
Number                                  Description

4.1 Top Air Manufacturing, Inc., Stock Option Plan, effective November 6, 1992 (incorporated herein by reference to Form S-8 dated January 24, 1994 -- File No. 33-74378).

4.2            Amendment to Stock Option Plan dated October 1, 1995.

4.3            Amendment No. 2 to Stock Option Plan dated March 4, 1997.

5.1            Opinion of Gallop, Johnson & Neuman, L.C.

23.1           Consent of McGladrey & Pullen, Independent Accountants.

23.2           Consent of Gallop, Johnson & Neuman, L.C. (included in
               Exhibit 5.1).

24 Power of Attorney (included on signature page of the registration statement).

Item 9.  Undertakings

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                              (i) To include  any prospectus required by Section
                         10(a)(3) of the Securities Act of 1933;

                             (ii) To  reflect  in the  prospectus  any  facts or
                         events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually

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                         or in the aggregate,  represent a fundamental change in
                         the   information   set  forth  in  this   registration
                         statement statement;

                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)-(g)  Not Applicable.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the

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



payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (i)     Not Applicable.


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



                                   SIGNATURES


        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cedar Falls, State of Iowa, on March 26, 1997.


                                       TOP AIR MANUFACTURING, INC.



                                       By:  /s/ Steven R. Lind
                                            --------------------------
                                            Steven R. Lind
                                            President and Chief Executive
                                            Officer



                                POWER OF ATTORNEY


        We, the undersigned officers and directors of Top Air Manufacturing, Inc., hereby severally and individually constitute and appoint Steven R. Lind and Robert H. Wexler and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



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




     Name                         Title                       Date
     ----                         -----                       ----


/s/ Steven R. Lind            President and Chief         March 21, 1997
Steven R. Lind                Executive Officer
                              and Director

/s/ Thaddeus P. Vannice       Principal Financial         March 24, 1997
Thaddeus P. Vannice           Officer and Director


/s/ Wayne C. Dudley           Director                    March 26, 1997
Wayne C. Dudley


/s/ Dennis Dudley             Director                    March 21, 1997
Dennis Dudley


/s/ Frankline A. Jacobs       Director                    March 24, 1997
Franklin A. Jacobs


/s/ S. Lee Kling              Director                    March 24, 1997
S. Lee Kling


/s/ Robert J. Freeman         Director                    March 24, 1997
Robert J. Freeman


/s/ Sanford W. Weiss          Director                    March 24, 1997
Sanford W. Weiss




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


                                    FORM S-8

                           TOP AIR MANUFACTURING, INC.


                                  EXHIBIT INDEX

Exhibit
Number                           Description                              Page
------                           -----------                              ----


4.1             Top Air Manufacturing, Inc. Stock Option Plan
                (incorporated herein by reference to
                Registration Statement on Form S-8 filed
                January 24, 1994)..........................................

4.2             Amendment to Stock Option Plan dated
                October 1, 1995)...........................................

4.3             Amendment No. 2 to Stock Option Plan dated
                March 4, 1997..............................................

5.1             Opinion of Gallop, Johnson & Neuman, L.C...................

23.1            Consent of McGladrey & Pullen, Independent
                Accountants................................................

23.2            Consent of Gallop, Johnson & Neuman, L.C.
                (included in Exhibit 5.1)..................................

24              Power of Attorney (included on signature
                page of the registration statement)........................






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